Exhibit 10.40(b)

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933.  THE OMITTED MATERIALS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution version

CONFIDENTIAL

AMENDMENT No. 2 TO LETTER AGREEMENT DCT-015/2004

This Amendment No. 2 to Letter Agreement DCT-015/2004, dated as of December 23, 2004 (“Amendment No. 2”) relates to the Letter Agreement DCT-015/2004 (the “Letter Agreement”) between Embraer - Empresa Brasileira de Aeronáutica S.A. (“Embraer”) and Republic Airline Inc. (“Buyer”) dated March 19, 2004 and which concerns the Purchase Agreement DCT-014/2004 (the “Purchase Agreement”), as amended from time to time (collectively referred to herein as “Agreement”).  This Amendment No. 2 is between Embraer and Buyer, collectively referred to herein as the “Parties”.

This Amendment No. 2 sets forth additional agreements between Embraer and Buyer relative to, among other things, certain conditions on the spare parts credit, progress payments cap and terms for some of the Aircraft.

Except as otherwise provided for herein all terms of the Letter Agreement shall remain in full force and effect. All capitalized terms used in this Amendment No. 2 that are not defined herein shall have the meaning given in the Letter Agreement. In the event of any conflict between this Amendment No. 2 and the Letter Agreement the terms, conditions and provisions of this Amendment No. 2 shall control.

WHEREAS, in connection with the Parties’ agreements with respect to certification and Mutual Support, the Parties have now agreed to amend the Letter Agreement as provided for below:

NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged Embraer and Buyer hereby agree as follows:

1.                         Spare Parts Credit:

1.1                    Article 1(ii) of the Letter Agreement shall be deleted and replaced by the following:

“(ii)                                           Spare Parts Credit:  Embraer will provide a spare parts (except for engines, engine related parts and APU), ground support equipment and test equipment credit of [*].  This [*] credit shall be made available to Buyer upon [*].  If for any reason [*], then [*] Buyer shall [*]. The [*]credit with respect to an Aircraft shall only be made available to Buyer in the event there is [*].  If [*]credit is not so made available to Buyer because [*] such credit shall be made available at such time thereafter [*].  Any portion of such credit which remains unused [*] shall be deemed to have

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been waived by Buyer, and no further compensation shall be due from Embraer to Buyer for such [*] credit(s).  Such [*] credit(s) shall be applied [*].”

1.2                       Embraer has [*]. The [*] will be  [*].

2.  Aircraft Purchase Price:

2.1 Article 2.4 of the Letter Agreement shall [*] for [*].

3.  Special [*] Condition: A new Article 8 shall be added to the Letter Agreement as following:

“8. Special [*] Condition:

Notwithstanding any provisions to the contrary contained in this Purchase Agreement including but not limited to Article [*] of the Purchase Agreement, the [*], Buyer shall [*] shall be [*].

If at any time Embraer shall [*] and [*] for [*], Embraer shall [*].”

4.                                  [*] for [*] Aircraft

4.1                   Schedule 5 to the Letter Agreement is hereby amended and restated pursuant to Exhibit A to this Amendment.

4.2                   Commencing with the delivery of the [*], Embraer shall  [*].

4.3                   As a result of and commencing upon delivery of [*], Embraer shall [*] and, if [*], Embraer shall [*].

4.4                   If a [*] prior to [*], Embraer shall [*] as per Sections 3.2 and 3.3 above.

5.         [*]

5.1 The [*] is subject to [*].

6.         Miscellaneous: All other provisions of the Letter Agreement which have not been specifically amended or modified by this Amendment No. 2 shall remain valid in full force and effect without any change.

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2

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment No. 2 to Letter Agreement to be effective as of the date first written above.

EMBRAER – Empresa Brasileira de Aeronáutica S.A.		Republic Airline Inc.

By	/s/ Antonio Luiz Pizano Manso	By	/s/ Bryan Bedford
Name:	Antonio Luiz Pizano Manso	Name:	Bryan Bedford
Title:	Executive Vice-President Corporate & CFO	Title:	President

By	/s/ Flavio Rimoli	Date:
Name:	Flavio Rimoli	Place:
Title:	Sr. Vice President Airline Market

Date:
Place:

Witness:		Witness:	/s/ Lars-Erik Arnell

Name:		Name:	Lars-Erik Arnell

SCHEDULE ”5” – MUTUAL SUPPORT-AMENDED AND RESTATED

This schedule sets forth additional agreements of the Parties with respect to the matters set forth in the Purchase Agreement DCT–014/2004) dated as of March 19, 2004, as amended (including the Letter Agreement DCT–015/2004, as amended) between Embraer and Buyer (the “Agreement”).  All terms defined in the Agreement shall have the same meaning when used herein, and in case of any conflict between this [*] and the Agreement, this [*] shall govern.

Embraer will use [*]to obtain[*]for[*]:

Aircraft:	(a) [*]aircraft scheduled for delivery under the Agreement[*]and (b)[*].

Buyer may [*].

The [*] Aircraft shall be delivered to Buyer for operation under a code-share agreement with Delta Air Lines, Inc. (“Delta”). If in accordance with the Purchase Agreement Buyer [*]shall[*].

[*]:

Republic Airline Inc., a wholly-owned subsidiary of Republic Airways Holdings Inc. (“Parent”), with a parent guarantee consistent with those generally offered in the US for airlines of same size and financial condition as Buyer, as Debt Providers may require with it being understood that there shall be [*].  Notwithstanding anything to the contrary in Article 14 of the Purchase Agreement (other than Article 14.2A thereof), Buyer shall not be entitled to assign any support provided or to be provided pursuant to this Financing Term Sheet.

Net Aircraft Purchase Price:

The escalated Aircraft Purchase Price as defined in the Agreement, to be shown on the relevant invoice, and excluding BFE items, [*] as well as any and all taxes, VAT, imposts, levies, and duties accrued either in Brazil or USA.

[*]:	[*]

[*] Provider:	[*]

Terms:	Buyer agrees to cooperate reasonably and in good faith with Embraer and/or any prospective [*] Provider in documenting and closing the financing transactions on an

Schedule 5 to Letter Agreement DCT-015/2004

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expedited basis. Buyer shall also provide financial and other information requested by such persons, subject to the execution of confidentiality agreements as appropriate.

Loan A and Loan B shall be [*].

[*]

[*]

If [*]provides[*]shall agree to[*].

Financed Amount:	[*], with Buyer to pay [*] at delivery.

Security:

For each of Loan A and Loan B, the relevant [*]Provider shall receive a perfected security interest qualifying for the protections of Section 1110 of the Bankruptcy Code. The security interest shall be [*].

[*] Term:	Loan A: [*] years, payable in [*].

For [*] shall have [*].

Loan B: up to [*] years [*], payable in [*]with a[*]provided that[*].

At Embraer’s request, Loan A and Loan B may be [*]

[*] Rate:	[*] for Loan A and Loan B [*]

[*]. [*]. [*]

[*] Fees:	If required by [*], Buyer shall [*]Buyer shall also[*].

Embraer may, [*]require Buyer to[*] If Buyer [*]Embraer shall[*].

Financing Cooperation:	Unless Buyer and Embraer agree [*]shall select a[*] to which Buyer [*] Loan A [*].

The mandate for the [*] shall include (1) an [*] on terms consistent with [*], (2) an agreement that [*] may continue to [*]and that[*]; (3) a requirement that [*] and (4) other terms reasonably agreed by [*].  Embraer shall [*] to provide the Loan A[*]

During the term of [*] will not [*]. In addition, [*] will not [*].

Buyer furthermore agrees that it shall [*].

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[*]:	Loan A [*] has agreed to provide the Loan A [*] Embraer shall attempt to [*] whereby, if Buyer elects [*] Buyer may at that time [*]. Embraer expects that [*].

Other Loans: If Embraer or an affiliate of Embraer [*]Loan A [*] or Loan B [*] Buyer may [*].

[*]:	[*] Buyer shall [*] a Loan A and a Loan B [*] Buyer shall [*] Buyer shall [*] Parent shall [*] Buyer shall [*].

[*]:	[*]

(1)                     Absence of any material adverse change in the business, operations or financial condition of Parent or Buyer as reflected in Parent’s year-end audited financial statements for the year ended December 31, 2003.

(2) Absence of litigation by or against Buyer or any Buyer affiliate, which is reasonably expected to have a material adverse effect upon the operations of Buyer.

(3) (a) [*] Embraer’s approval of Buyer’s [*]

(b) No termination of any [*]

(4)                     No changes or amendments to Section 1110 of the United States Bankruptcy Code as currently legislated and interpreted (“Section 1110”) in a manner that would materially adversely affect the financing parties in a United States aircraft financing, and that has had a materially adverse effect on the aircraft financing market.

(5) Buyer [*] shall be an air carrier eligible for the protections of Section 1110.

(6)                     There shall not be a monetary or material default by Buyer or any affiliate with respect to the pertinent financing parties and Embraer or any affiliate at the time of financing, and no material default under the EMB-145 Purchase Agreement.

(7) All reasonable legal fees, disbursements and out-of-

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pocket expenses of Embraer (excluding amounts associated with basic delivery documents such as bills of sale and partial assignments of rights under the relevant purchase agreement) and any party associated with the financing hereunder of such Aircraft relating to such financing (excluding amounts that Embraer is obligated to pay under this Financing Term Sheet) (“Expenses”), shall be paid by Buyer at closing or upon demand thereafter.

After each financing and refinancing of a Loan A for any Aircraft or Conditional Aircraft hereunder, Embraer and Buyer shall determine [*]. If the[*]Embraer shall at Buyer’s request[*]Buyer shall[*].

[*]

(8) Additional customary conditions precedent in aircraft financings as may be required by the lender, including but not limited to issuance of required legal opinions.

(9) Parent shall continue to [*].

[*]:	[*]

The above-mentioned [*] is the only [*] that Embraer will provide Buyer under the terms and conditions contained in this Agreement and the Purchase Agreement. Any additional [*] may be requested by Buyer shall be subject to Embraer analysis, and the conditions under which Embraer may provide such additional [*](including but not limited to additional costs to Buyer), will be communicated to Buyer by Embraer.

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